Child, Van Wagoner & Bradshaw, PLLC
A Professional Limited Liability Company of CERTIFIED PUBLIC ACCOUNTANTS

5296 S. Commerce Dr., Suite 300, Salt Lake City, UT 84107	PHONE: (801) 281-4700 FAX: (801) 281-4701

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Asia Biotechnology Group, Inc. (formerly Echelon Acquisition Corp.)

We hereby consent to the use of our report dated May 8, 2006, with respect to the financial statements of Echelon Acquisition Corp., our report dated May 8, 2006, with respect to the consolidated financial statements of Asia Biotechnology Group Inc. and our report dated May 8, 2006, with respect to the financial statements of Harbin OT Pharmaceutical Company Limited in the Registration Statement on Form SB-2/A to be filed on December 27, 2006. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

/s/ Child, Van Wagoner & Bradshaw, PLLC

CHILD, VAN WAGONER & BRADSHAW, PLLC
Salt Lake City, Utah
December 27, 2006